Exhibit 4.3

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

MRI Interventions, Inc.

SENIOR SECURED CONVERTIBLE NOTE

Issuance Date: [●], 20[●]	Original Principal Amount: U.S. $[●]

FOR VALUE RECEIVED, MRI Interventions, Inc., a Delaware corporation (the “Company”), hereby promises to pay to [●] or its registered assigns (the “Holder”) in cash the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date, acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon an Interest Date, the Maturity Date, acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Senior Secured Convertible Note (including all Senior Secured Convertible Notes issued in exchange, transfer or replacement hereof, this “Note”) is one of a series of Senior Secured Convertible Notes issued pursuant to the Securities Purchase Agreement on the Issuance Date and referred to in the Securities Purchase Agreement as the Third Closing Notes (collectively, the “Notes” and such other Senior Secured Convertible Notes issued pursuant to the Securities Purchase Agreement on the Issuance Date and referred to in the Securities Purchase Agreement as the Third Closing Notes, the “Other Notes”). Certain capitalized terms used herein are defined in Section 32.

1.       Payments of Principal; No Prepayment. On the Maturity Date, the Company shall pay to the Holder an amount in cash equal to (i) all outstanding Principal, plus (ii) all accrued and unpaid Interest and accrued and unpaid Late Charges on such Principal and Interest. Other than as specifically permitted by this Note, the Company may not prepay any portion of the outstanding Principal, accrued and unpaid Interest, or accrued and unpaid Late Charges on Principal or Interest, if any. Notwithstanding anything herein to the contrary, with respect to any repayment, conversion or redemption hereunder, as applicable, the Company shall repay, convert or redeem, as applicable, (i) first, all accrued and unpaid Interest hereunder and under any other Notes held by such Holder, (ii) second, all accrued and unpaid Late Charges on any Principal and Interest hereunder and under any other Notes held by such Holder, (iii) third, all other amounts (other than Principal) outstanding under any other Notes held by such Holder, and (v) fourth, all Principal outstanding hereunder and under any other Notes held by such Holder, in each case, allocated pro rata among this Note and such other Notes held by such Holder. This Note may not be pre-paid (x) without the consent of the Holder and (y) unless the Company shall have offered to simultaneously pre-pay all Other Notes held by each holder of Other Notes on the same terms and conditions.

2.       Interest.

2.1       Interest Accrual. Interest on this Note shall commence accruing on the Issuance Date at the Interest Rate and shall be computed on the basis of a 360-day year and the actual number of days elapsed per month and shall be payable in arrears for each Calendar Quarter on the first (1st) Business Day of each Calendar Quarter after the Issuance Date (each, an “Interest Date”). Interest shall be payable on each Interest Date, to the record holder of this Note on the applicable Interest Date, by wire transfer of immediately available funds pursuant to wire instructions provided by the Holder in writing to the Company. Prior to the payment of Interest on an Interest Date, Interest on this Note shall accrue at the Interest Rate and be payable by way of inclusion of the Interest in the Conversion Amount in connection with any conversion of this Note under Section 3, on each Redemption Date and/or in connection with any required payment upon any Bankruptcy Event of Default.

2.2       LIBOR Rate Not Determinable.

(a)       If prior to the commencement of any Calendar Quarter, the Required Holders determine (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Calendar Quarter, then the Required Holders shall give notice thereof to the Company as promptly as practicable and, until the Required Holders notify the Company that the circumstances giving rise to such notice no longer exist, the Notes shall bear interest calculated in accordance with the definition of Interest Rate but using the Prime Rate instead of the LIBOR Rate.

(b)       If at any time the Required Holders determine (which determination shall be conclusive absent manifest error) that (A) the circumstances set forth in Section 2.2(a) have arisen and such circumstances are unlikely to be temporary or (B) the circumstances set forth in Section 2.2(a) have not arisen but the supervisor for the administrator of the LIBOR Rate has made a public statement identifying a specific date after which the LIBOR Rate shall no longer be used for determining interest rates for loans, then the Required Holders and the Company shall endeavor in good faith to establish an alternate rate of interest to the LIBOR Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for leveraged syndicated loans in the United States at such time and, upon the Required Holders and the Company agreeing upon such alternate rate of interest, and the Required Holders and the Company shall enter into an amendment to the Notes to reflect such alternate rate of interest and such other related changes to the Notes as may be applicable. Until an alternate rate of interest shall be determined in accordance with this Section 2.2(b) (but, in the case of the circumstances described in clause (B) of the first sentence of this Section 2.2(b), only to the extent the LIBOR Rate for such Calendar Quarter is not available or published at such time on a current basis), Section 2.2(a) shall be applicable.

3.       Conversion of Notes. Subject to the provisions of Section 3.4, at any time after the Issuance Date, this Note shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock, on the terms and conditions set forth in this Section 3.

3.1       Conversion Right. Subject to the provisions of Section 3.4, at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount into fully paid and nonassessable shares of Common Stock in accordance with Section 3.3, at the Conversion Rate. The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp and similar taxes, costs and expenses (including, without limitation, fees and expenses of the transfer agent of the Company (the “Transfer Agent”)) that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

3.2       Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3 shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

3.3       Mechanics of Conversion.

(a)       Optional Conversion.

1.       To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall deliver (whether via facsimile, electronic mail or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company. If required by Section 3.3(c), within two (2) Trading Days following a conversion of this Note as aforesaid, the Holder shall surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 18.2).

2.       On or before the second (2nd) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile or electronic mail the transfer agent instructions and representation as to whether such shares of Common Stock may then be resold pursuant to (A) an effective and available registration statement, (B) Rule 144 unless the Holder affirmatively indicates on the applicable Conversion Notice that the shares of Common Stock issuable in connection with such Conversion Notice are not being resold either (x) prior to, (y) contemporaneously with, or (z) within thirty (30) days after, as applicable, the date of the applicable Conversion Notice by the Holder, or (C) Rule 144 without having to comply with the information requirements under Rule 144(c)(1) (each, a “Permitted Securities Transaction”), in the form attached hereto as Exhibit II, to the Holder and the Transfer Agent which shall instruct the Transfer Agent to process such Conversion Notice in accordance with the terms herein.

3.       On or before the third (3rd) Trading Day following the date on which the Company has received a Conversion Notice (the “Share Delivery Deadline”), the Company shall (1) provided that the Transfer Agent is participating in The Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, with respect to the shares of Common Stock included in the Conversion Notice that may then be resold by the Holder pursuant to a Permitted Securities Transaction, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled pursuant to such conversion to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or with respect to the shares of Common Stock included in the Conversion Notice that may not then be resold by the Holder pursuant to a Permitted Securities Transaction, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled pursuant to such conversion.

4.       If this Note is physically surrendered for conversion pursuant to Section 3.3(c) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than five (5) Business Days after receipt of this Note or such earlier date as required by the Exchange Act or other applicable law and at its own expense, issue and deliver to the Holder (or its designee) a new Note (in accordance with Section 18.4) representing the outstanding Principal not converted.

5.       The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

6.       Notwithstanding anything to the contrary contained in this Note or the Securities Purchase Agreement, after the effective date of the Registration Statement, with five (5) Business Days after the written request of the Holder, the Company shall cause the Transfer Agent to deliver unlegended shares of Common Stock to the Holder (or its designee).

(b)       Company’s Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, on or prior to the applicable Share Delivery Deadline, to either (x)(A) if (i) the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or (ii) such applicable shares of Common Stock may not then be resold by the Holder pursuant a Permitted Securities Transaction, deliver a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register, or (B) if (i) the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program and (ii) such applicable shares of Common Stock may then be resold by the Holder pursuant to a Permitted Securities Transaction, credit the balance account of the Holder or the Holder’s designee with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion of this Note (as the case may be), or (y) if the Registration Statement covering the resale of the shares of Common Stock that are the subject of the Conversion Notice is not available for the resale of such Unavailable Conversion Securities and the Company fails to promptly, but in no event later than as required pursuant to the Securities Purchase Agreement, (A) so notify the Holder and (B) deliver the shares of Common Stock electronically without any restrictive legend by crediting such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such conversion to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system (the event described in the immediately foregoing clause (y) is hereinafter referred as a “Notice Failure” and together with the event described in clause (x) above, a “Conversion Failure”), then, in addition to all other remedies available to the Holder, the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned (as the case may be) any portion of this Note that has not been converted pursuant to such Conversion Notice, provided that the voiding of a Conversion Notice shall not affect any liability the Company may otherwise have hereunder in respect of such failure. Nothing shall limit the Holder’s right to pursue any remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the conversion of this Note as required pursuant to the terms hereof.

(c)       Registration; Book-Entry. The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of each Note and the principal amount of the Notes held by such holders (the “Registered Notes”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes (including, without limitation, the right to receive payments of Principal and Interest hereunder) notwithstanding notice to the contrary. A Registered Note may be assigned, transferred or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a written request to assign, transfer or sell all or part of any Registered Note by the holder thereof, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 18, provided that if the Company does not so record an assignment, transfer or sale (as the case may be) of all or part of any Registered Note within two (2) Business Days of such a request, then the Register shall be automatically deemed updated to reflect such assignment, transfer or sale (as the case may be). Notwithstanding anything to the contrary set forth in this Section 3, following conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted (in which event this Note shall be delivered to the Company following conversion thereof as contemplated by Section 3.3(a)) or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal, Interest and Late Charges converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion. If the Company does not update the Register to record such Principal, Interest and Late Charges converted and/or paid (as the case may be) and the dates of such conversions, and/or payments (as the case may be) within two (2) Business Days of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence.

(d)       Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one holder of Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes submitted for conversion, the Company, subject to Section 3.4, shall convert from each holder of Notes electing to have Notes converted on such date a pro rata amount of such holder’s portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 23.

3.4       Limitations on Conversions.

(a)       The Company shall not effect the conversion of any portion of this Note, and the Holder shall not have the right to convert any portion of this Note pursuant to the terms and conditions of this Note and any such conversion shall be null and void and treated as if never made to the extent that after giving effect to such conversion, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 3.4(a). For purposes of this Section 3.4, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the conversion of this Note without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a Conversion Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 3.4(a), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of shares of Common Stock to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon conversion of this Note results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Notes that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to convert this Note pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3.4 to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 3.4(a) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Note.

(b)       [Until the Requisite Stockholder Approval is obtained, the Company shall not effect the conversion of any portion of this Note, and the Holder shall not have the right to convert any portion of this Note pursuant to the terms and conditions of this Note and any such conversion shall be null and void and treated as if never made to the extent that after giving effect to such conversion, if the shares of Common Stock issuable in respect of such conversion (taken together with the issuance of all other shares of Common Stock then issuable upon conversion of all Other Notes, First Closing Notes and Second Closing Notes) would exceed the aggregate number of shares of Common Stock which the Company may issue upon conversion of this Note, the Other Notes, the First Closing Notes and the Second Closing Notes without violating the Company’s obligations under Nasdaq Listing Rule 5635(d) (the number of shares of Common Stock which may be issued without violating the Company’s obligations under Nasdaq Listing Rule 5635(d) is herein referred to as the “Cap”). Until the Requisite Stockholder Approval is obtained, the Holder shall not be issued, upon conversion of this Note, shares of Common Stock in an amount greater than the product of (i) the Cap as of the Issuance Date multiplied by (ii) the quotient of (1) the initial principal amount of this Note as of the Issuance Date divided by (2) the sum of (x) the aggregate principal amount of this Note and each Other Note as of the Issuance Date, plus (y) the aggregate initial principal amount of First Closing Notes and Second Closing Notes that shall have been issued pursuant to the Securities Purchase Agreement on or prior to such date of determination (the “Cap Allocation”). In the event that the Holder shall sell or otherwise transfer any portion of this Note, the transferee shall be allocated a pro rata portion of the Holder’s Cap Allocation with respect to the portion of this Note so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Cap Allocation so allocated to such transferee. The provisions of this Section

3.4(b) shall terminate and cease to be effective on the date that the Requisite Stockholder Approval is obtained.][1]

(c)       Notwithstanding anything to the contrary set forth herein, in no event shall the Holder be permitted to consummate any optional conversion of any Conversion Amount of this Note into shares of Common Stock under Section 3.3(a) if, after giving effect to such conversion, the remaining Conversion Amount under this Note shall be less than thirty (30%) percent of the original Principal amount of this Note.

4.       Rights Upon and Event of Default.

4.1       Event of Default. Unless waived in writing by the Holder, each of the following events shall constitute an “Event of Default” and each of the events in clauses (i), (j) and (k) below shall constitute a “Bankruptcy Event of Default”:

(a)       to the extent that a Registration Statement is required to be filed with the SEC pursuant to the terms of the Securities Purchase Agreement, the failure of such Registration Statement to be filed with the SEC on or prior to the date that is five (5) days after the applicable Filing Date or the failure of such Registration Statement to be declared effective by the SEC on or prior to the date that is five (5) days after the applicable Effectiveness Date;

(b)       to the extent that a Registration Statement is required to be filed with the SEC pursuant to the terms of the Securities Purchase Agreement, while such Registration Statement is required to be maintained effective pursuant to the terms of the Securities Purchase Agreement, the effectiveness of such Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or such Registration Statement (or the prospectus contained therein) is unavailable to any holder of Registrable Securities for sale of all of such holder’s Registrable Securities in accordance with the terms of the Securities Purchase Agreement, and such lapse or unavailability continues for a period of five (5) consecutive days or for more than an aggregate of ten (10) days in any 365-day period;

(c)       the suspension from trading or the failure of the Common Stock to be quoted or listed (as applicable) on an Eligible Market for a period of five (5) consecutive Trading Days;

(d)       the Company’s (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within five (5) Trading Days after the applicable Conversion Date or (B) notice, written or oral, to any holder of the Notes, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any Notes into shares of Common Stock that is requested in accordance with the provisions of the Notes, other than pursuant to Section 3.4;

(e)       except to the extent the Company is in compliance with Section 10.2 below, at any time following the tenth (10th) Trading Day that the Holder’s Authorized Share Allocation is less than the number of shares of Common Stock that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Note (without regard to any limitations on conversion set forth in Section 3.4 or otherwise);

[1] Note – This clause (b) shall be included solely to the extent that the Requisite Stockholder Approval shall have not been obtained prior to the Issuance Date of the Third Closing Notes. In the event that the Requisite Stockholder Approval shall have been obtained prior to the Issuance Date of the Third Closing Notes, this clause (b) will be replaced with “[Reserved]”.

(f)       the Company’s or any Subsidiary Guarantor’s (x) failure to pay to the Holder any amount of Principal within one (1) Business Day after such amounts were as due under this Note, or (y) failure to pay to the Holder any amount of Interest, Late Charges or other amounts (other than Principal which is covered by clause (x) above) within three (3) Business Days after such amounts were as due under this Note;

(g)       the Company fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the Holder as and when required by the Securities Purchase Agreement or this Note, unless otherwise then prohibited by applicable federal securities laws, and any such failure remains uncured for at least five (5) Trading Days;

(h)       the occurrence of any default under, redemption of or acceleration prior to maturity of, any Indebtedness in the aggregate of $500,000 or more of the Company or any of its Subsidiaries, other than with respect to any Other Notes;

(i)       bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary by a third party, shall not be dismissed within thirty (30) days of their initiation;

(j)       the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

(k)       the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days;

(l)       a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $500,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within sixty (60) days of the issuance of such judgment;

(m) any default by the Company in the due performance and observance of any of the covenants or agreements contained Section 13; provided, that such defaults under Section 13.10 shall not be deemed and Event of Default if such default is cured prior to the tenth (10th) Business Day following the date the Company becomes aware of the factual circumstances giving rise to the default;

(n)       any representation, warranty or other written statement of the Company set forth in any Transaction Document or any certification provided by the Company pursuant to any Transaction Document is incorrect or misleading in any material respect when given;

(o)       other than as specifically set forth in another clause of this Section 4.1, any default by the Company in the due performance and observance of any of the covenants or agreements of any Transaction Document, except, in the case of a breach of a covenant that is curable, only if such breach remains uncured for a period of five (5) consecutive Trading Days;

(p)       a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company as to whether any Event of Default has occurred;

(q)       any Material Adverse Effect (as defined in the Securities Purchase Agreement) occurs;

(r)       any provision of any Transaction Document (including the Guaranty Agreement, the Security Agreement and any other Security Document) shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the parties thereto in any material respect, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document (including the Guaranty Agreement, the Security Agreement and any other Security Document), or any Subsidiary Guarantor repudiates, revokes or attempts to revoke its guaranty under the Guaranty Agreement;

(s)       the Security Agreement or any other Security Document shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on the Collateral (as defined in the Security Documents) in favor of the Collateral Agent for the benefit of the Holder or any material provision of any Security Document shall at any time for any reason cease to be valid and binding on or enforceable against the Company or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any governmental authority having jurisdiction over the Company, seeking to establish the invalidity or unenforceability thereof;

(t)       [the Company shall fail to take all actions necessary to obtain, or shall fail to use its best efforts to obtain, the Requisite Stockholder Approval on or prior to the Requisite Stockholder Approval Deadline][2];

(u)       any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

4.2       Notice of an Event of Default: Event of Default Redemption Right. Upon the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall within three (3) Business Days of becoming aware of such Event of Default deliver written notice thereof via facsimile or electronic mail and overnight courier (with next day delivery specified) (an “Event of Default Notice”) to the Holder. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default and ending (such ending date, the “Event of Default Right Expiration Date”) on the twentieth (20th) Trading Day after the later of (x) the date such Event of Default is cured and (y) the Holder’s receipt of an Event of Default Notice that includes (I) a reasonable description of the applicable Event of Default, (II) a certification as to whether, in the opinion of the Company, such Event of Default is capable of being cured and, if applicable, a reasonable description of any existing plans of the Company to cure such Event of Default and (III) a certification as to the date the Event of Default occurred and, if cured on or prior to the date of such Event of Default Notice, the applicable Event of Default Right Expiration Date, the Holder may require the Company to redeem (regardless of whether such Event of Default has been cured on or prior to the Event of Default Right Expiration Date) all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 4.2 shall be redeemed by the Company at a price equal to the Conversion Amount to be redeemed as of the date of the Event of Default (the “Event of Default Redemption Price”). Redemptions required by this Section 4.2 shall be made in accordance with the provisions of Section 11. To the extent redemptions

[2] Note – This clause (t) shall be included solely to the extent that the Requisite Stockholder Approval shall have not been obtained prior to the Issuance Date of the Third Closing Notes. In the event that the Requisite Stockholder Approval shall have been obtained prior to the Issuance Date of the Third Closing Notes, this clause (t) will be replaced with “[Reserved]”.

required by this Section 4.2 are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 4.2, but subject to Section 3.4, until the Event of Default Redemption Price (together with any Late Charges thereon) is satisfied in full, the Conversion Amount submitted for redemption under this Section 4.2 (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to the terms of Section 3. In the event of the Company’s redemption of any portion of this Note under this Section 4.2, the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Any redemption upon an Event of Default shall not constitute an election of remedies by the Holder, and all other rights and remedies of the Holder shall be preserved.

4.3       Mandatory Redemption upon Bankruptcy Event of Default. Notwithstanding anything to the contrary herein, and notwithstanding any conversion that is then required or in process, upon any Bankruptcy Event of Default, whether occurring prior to or following the Maturity Date, the Company shall immediately pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest, and accrued and unpaid Late Charges on such Principal and Interest as of the date of the Bankruptcy Event of Default, in addition to any and all other amounts due hereunder, without the requirement for any notice or demand or other action by the Holder or any other person or entity; provided that the Holder may, in its sole discretion, waive such right to receive payment upon a Bankruptcy Event of Default, in whole or in part, and any such waiver shall not affect any other rights of the Holder hereunder, including any other rights in respect of such Bankruptcy Event of Default, any right to conversion, and any right to payment of the Event of Default Redemption Price or any other Redemption Price, as applicable.

5.       Fundamental Transactions; Change of Control.

5.1       Fundamental Transactions.

(a)       Restrictions. The Company shall not enter into or be party to a Fundamental Transaction unless: either (i) the Company is the surviving Person; or (ii) the Successor Entity (if other than the Company) assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents as provided in Section 5.1(b).

(b)       Assumption. To satisfy clause (ii) of Section 5.1(a), (i) the Successor Entity shall assume in writing all of the obligations of the Company under this Note and the other Transaction Documents pursuant to written agreements in form and substance reasonably satisfactory to the Holder and the Company (or the Successor Entity, as applicable), including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts then outstanding and the interest rates of the Notes, respectively, held by such holder, having similar conversion rights as the Notes and having similar ranking and security to the Notes, and reasonably satisfactory to the Holder and the Company (or the Successor Entity, as applicable) and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

(c)       Confirmation. Upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Note at any time after the consummation of such Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the conversion or redemption of the Notes prior to such Fundamental Transaction, such shares of the publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Note been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of this Note), as adjusted in accordance with the provisions of this Note.

(d)       Waiver. Notwithstanding the foregoing, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 5.1 to permit the Fundamental Transaction without the assumption of this Note.

(e)       Applicability. The provisions of this Section 5 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of this Note.

5.2       Notice of a Change of Control; Redemption Right. No sooner than twenty (20) Trading Days nor later than ten (10) Trading Days prior to the consummation of a Change of Control (the “Change of Control Date”), but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile or electronic mail and overnight courier to the Holder (a “Change of Control Notice”). At any time during the period beginning after the Holder’s receipt of a Change of Control Notice or the Holder becoming aware of a Change of Control if a Change of Control Notice is not delivered to the Holder in accordance with the immediately preceding sentence (as applicable) and ending on the later of ten (10) Trading Days after (A) consummation of such Change of Control or (B) the date of receipt of such Change of Control Notice, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem. The portion of this Note subject to redemption pursuant to this Section 5.2 shall be redeemed by the Company in cash at a price (the “Change of Control Redemption Price”) equal to the greater of (i) the Conversion Amount being redeemed, and (ii) the product of (x) the Conversion Amount being redeemed multiplied by (y) the quotient of (I) the aggregate cash consideration plus the aggregate cash value of any non-cash consideration per share of Common Stock to be paid to the holders of the shares of Common Stock upon consummation of such Change of Control (any such non-cash consideration constituting publicly-traded securities shall be valued at the highest of the Closing Sale Price of such securities as of the Trading Day immediately prior to the consummation of such Change of Control, the Closing Sale Price of such securities on the Trading Day immediately following the public announcement of such proposed Change of Control and the Closing Sale Price of such securities on the Trading Day immediately prior to the public announcement of such proposed

Change of Control), divided by (II) the Conversion Price then in effect (the “Change of Control Redemption Price”). Redemptions required by this Section 5.2 shall be made in accordance with the provisions of Section 11 and shall have priority to payments to stockholders in connection with such Change of Control. To the extent redemptions required by this Section 5.2 are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5.2, but subject to Section 3.4, until the Change of Control Redemption Price (together with any Late Charges thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 5.2 (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. In the event of the Company’s redemption of any portion of this Note under this Section 5.2, the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder.

6.       Intentionally Omitted.

7.       Adjustments to the Conversion Price.

7.1       Adjustment of Conversion Price upon Subdivision or Combination of Common Stock or Stock Dividend. If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Fundamental Transaction, as to which the provisions set forth in Section 5 will apply), then the Conversion Price will be adjusted based on the following formula:

Where:

CP0	=	the Conversion Price in effect immediately before the open of business on the ex-dividend date for such dividend or distribution, or immediately before the open of business on the effective date of such stock split or stock combination, as applicable

CP1	=	the Conversion Price in effect immediately after the open of business on such ex-dividend date or the open of business on such effective date, as applicable

OS0	=	the number of shares of Common Stock outstanding immediately before the open of business on such ex-dividend date or effective date, as applicable

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination

For the avoidance of doubt, pursuant to the definition of CP1 above, any adjustment to the Conversion Price made pursuant to this Section 7.1 will become effective immediately after the open of business on such ex-dividend date or the open of business on such effective date, as applicable. If any dividend, distribution, stock split or stock combination of the type described in this Section 7.1 is declared or announced, but not so paid or made, then the Conversion Price, if previously adjusted, will be readjusted, effective as of the date the Board of Directors of the Company determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Price that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

7.2       Rights, Options and Warrants. If the Company distributes, to all or substantially all holders of Common Stock, rights, options or warrants entitling such holders, for a period of not more than sixty (60) calendar days after the record date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Closing Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is publicly announced, then the Conversion Price will be decreased based on the following formula:

Where:

CP0	=	the Conversion Price in effect immediately before the open of business on the ex-dividend date for such distribution

CP1	=	the Conversion Price in effect immediately after the open of business on such ex-dividend date

OS	=	the number of shares of Common Stock outstanding immediately before the open of business on such ex-dividend date

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants

Y	=	a number of shares of Common Stock obtained by dividing (x) the aggregate amount payable to exercise all such rights, options or warrants distributed by the Company by (y) the average of the Closing Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced

For the avoidance of doubt, any adjustment to the Conversion Price made pursuant to this Section 7.2 will be made successively whenever any such rights, options or warrants are issued and, pursuant to the definition of CP1 above, will become effective immediately after the open of business on the ex-dividend date for the applicable distribution. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Price, if previously adjusted, will be readjusted effective as of such expiration date to the Conversion Price that would then be in effect had the decrease to the Conversion Price for such distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, option or warrants. To the extent such rights, options or warrants are not so distributed, the Conversion Price will be readjusted effective as of the date the Board of Directors of the Company determines not to distribute such rights, options or warrants, to the Conversion Price that would then be in effect had the ex-dividend date for the distribution of such rights, options or warrants not occurred. For purposes of this Section 7.2, in determining whether any rights, options or warrants entitle holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Closing Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date of the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Board of Directors of the Company.

7.3       Voluntary Adjustment by Company. The Company may at any time during the term of this Note, with the prior written consent of the Required Holders, reduce the then current Conversion Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

8.       Intentionally Omitted.

9.       Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its certificate or articles of incorporation, bylaws or other governing document or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note. Without limiting the generality of the foregoing or any other provision of this Note or the other Transaction Documents, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon conversion of this Note above the Conversion Price then in effect, and (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of this Note.

10.       Reservation of Authorized Shares.

10.1       Reservation. The Company shall initially reserve out of its authorized and unissued shares of Common Stock a number of shares of Common Stock for each of this Note and the Other Notes equal to 120% of the Conversion Rate with respect to the Conversion Amount of each such Note as of the Issuance Date. So long as any of this Note and the Other Notes are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of this Note and the Other Notes, the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding; provided, that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved pursuant hereto (in each case, without regard to any limitations on conversions) (the “Required Reserve Amount”). The initial number of shares of Common Stock reserved for conversions of this Note and the Other Notes and each increase in the number of shares so reserved shall be allocated pro rata among the Holder and the holders of the Other Notes based on the Principal amount of this Note and the Other Notes held by each holder at the Closing (as defined in the Securities Purchase Agreement) or at the time of the increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer this Note, or a portion thereof, or any of such holder’s Other Notes, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation.

10.2       Insufficient Authorized Shares.

(a)       If at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to have reserved for issuance upon conversion of the outstanding Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall promptly take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the

Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall either (x) obtain the written consent of its stockholders for the approval of an increase in the number of authorized shares of Common Stock and provide each stockholder with an information statement with respect thereto or (y) file with the SEC a proxy statement for a meeting of its stockholders at which meeting the Company will seek the approval of its stockholders for an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use commercially reasonable efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its Board of Directors to recommend to the stockholders that they approve such proposal. Notwithstanding the foregoing, if during any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C.

(b)       If, upon any conversion of this Note, the Company does not have sufficient authorized shares to deliver in satisfaction of such conversion, then unless the Holder elects to rescind such attempted conversion, the Holder may require the Company, in lieu of issuing Common Stock in connection with such conversion and in full satisfaction of the Company’s obligations with respect to such conversion, to pay to the Holder within three (3) Trading Days of the applicable attempted conversion, cash in an amount equal to the product of (i) the number of shares of Common Stock that the Company is unable to deliver pursuant to this Section 10, and (ii) the highest Closing Sale Price of the Common Stock during the period beginning on the applicable Conversion Date and ending on the date the Company makes the applicable cash payment.

11.       Redemptions.

11.1       Mechanics.

(a)       If the Holder has submitted an Event of Default Redemption Notice in accordance with Section 4.2, the Company shall deliver the applicable Event of Default Redemption Price to the Holder in cash within five (5) Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice (each, an “Event of Default Redemption Date”).

(b)       If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5.2, the Company shall deliver the applicable Change of Control Redemption Price to the Holder in cash concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within two (2) Business Days after the Company’s receipt of such notice otherwise (each, a “Change of Control Redemption Date”).

(c)       Notwithstanding anything herein to the contrary, in connection with any redemption hereunder at a time the Holder is entitled to receive a cash payment under any of the other Transaction Documents, at the option of the Holder delivered in writing to the Company, the applicable Redemption Price hereunder shall be increased by the amount of such cash payment owed to the Holder under such other Transaction Document and, upon payment in full or conversion in accordance herewith, shall satisfy the Company’s payment obligation under such other Transaction Document.

(d)       In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 18.4) representing the outstanding Principal which has not been redeemed.

(e)       In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company’s receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Conversion Amount, and (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 18.4), to the Holder; provided, that, notwithstanding the applicable Redemption Notice being deemed null and void and such return or issuance of this Note or a new Note in accordance with the foregoing, a continual Event of Default shall thereafter be deemed to have occurred and be continuing until the subsequent repayment or conversion of this Note in full. Furthermore, the Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.

11.2       Redemption by Other Holders. Upon the Company’s receipt of notice from any of the holders of the Other Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4 or Section 5.2 (each, an “Other Redemption Notice”), the Company shall immediately, but no later than two (2) Business Days after its receipt thereof, forward to the Holder by facsimile or electronic mail a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is two (2) Business Days prior to the Company’s receipt of the Holder’s applicable Redemption Notice and ending on and including the date which is five (5) Business Days after the Company’s receipt of the Holder’s applicable Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven (7) Business Day period.

12.       Voting Rights. The Holder shall have no voting rights as the holder of this Note, except as required by law and as expressly provided in this Note.

13.       Covenants. Until all of the Notes have been converted, redeemed or otherwise satisfied, in full, in accordance with their terms:

13.1       Rank. All payments due under this Note (a) shall rank pari passu with all Other Notes and any Senior Secured Convertible Notes issued pursuant to the Securities Purchase Agreement prior to the Issuance Date that are referred to in the Securities Purchase Agreement as the First Closing Notes or the Second Closing Notes and (b) shall be senior to all other Indebtedness of the Company and its Subsidiaries.

13.2       Incurrence of Indebtedness. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness (other than (i) the Indebtedness evidenced by this Note, the Other Notes, and any Senior Secured Convertible Notes issued pursuant to the Securities Purchase Agreement prior to the Issuance Date that are referred to in the Securities Purchase Agreement as the First Closing Notes or the Second Closing Notes and (ii) other Permitted Indebtedness).

13.3       Existence of Liens. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens or non-voluntary Liens, which in the aggregate are less than $100,000.

13.4       Redemption and Dividends. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, repurchase or declare or pay any dividend or distribution on any of its capital stock (any of the foregoing, a “Restricted Payment”), other than (i) Restricted Payments made by any Subsidiary to the Company or any other Subsidiary of the Company, (ii) any dividend payments or other distributions by the Company or any Subsidiary payable solely in shares of capital stock of such Person and (iii) purchases, repurchases, redemptions, defeasances or other acquisitions or retirements of capital stock deemed to occur upon the exercise of stock options, warrants or other rights in respect thereof if such capital stock represents a portion of the exercise price thereof.

13.5       Transfer of Assets. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any material assets or rights of the Company or any Subsidiary Guarantor whether in a single transaction or a series of related transactions, other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company and its Subsidiaries in the ordinary course of business consistent with its past practice, (ii) sales of inventory and product in the ordinary course of business, or (iii) sales or other transfers of assets from the Company or any Subsidiary Guarantor to the Company or any Subsidiary Guarantor.

13.6       Acquisitions. Without the prior written consent of the Required Holders, the Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, acquire all or substantially all of the assets or capital stock of any Person or acquire all or substantially all of the assets of any operating division of any Person (each, an “Acquisition”) unless, in the event that such acquired Person shall become a Subsidiary of the Company in connection with, or as a result of, such Acquisition, such acquired Person shall (x) be a Domestic Subsidiary, and (y) become a Subsidiary Guarantor on the date of such Acquisition as set forth in Section 13.11.

13.7       Change in Nature of Business. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its Subsidiaries on the First Closing Date or any business substantially related or incidental thereto. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, modify its or their corporate structure or purpose in any material respect.

13.8       Transactions with Affiliates. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate, except (i) transactions entered into in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, and (ii) transactions entered into for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an affiliate thereof.

13.9       Maintenance of Existence; Compliance Laws, Etc. The Company shall, and the Company shall cause its Subsidiaries to, preserve and maintain its legal existence, comply in all material respects with all applicable laws, rules, regulations and orders, including the payment (before the same become delinquent), of all taxes, imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of the Company or its Subsidiary, as applicable.

13.10       Insurance. The Company shall, and the Company shall cause its Subsidiaries to, maintain:

(a)       insurance on its property with financially sound and reputable insurance companies against business interruption, loss and damage in at least the amounts (and with only those deductibles) customarily maintained, and against such risks as are typically insured against in the same general area, by Persons of comparable size engaged in the same or similar business as the Company its Subsidiaries; and

(b) all worker’s compensation, employer’s liability insurance or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business.

13.11       Subsidiary Matters.

(a)       Neither the Company nor any Subsidiary Guarantor shall establish, form, create or acquire any new direct or indirect Subsidiary unless (i) such Subsidiary shall be a Domestic Subsidiary, and (ii) such Subsidiary shall, on the date of the establishment, formation, creation or acquisition thereof, (x) become a Subsidiary Guarantor by executing and delivering to the Holder a joinder to the Guaranty Agreement or such other document as the Holder shall reasonably deem appropriate for such purpose, (y) take all such action and execute such agreements, documents and instruments requested by the Holder, including execution and delivery of a joinder to the Security Agreement and execution and delivery of such other Security Documents, that may be necessary to grant to the Holder a perfected first priority security interest and Lien in any Collateral (as defined in the Securities Purchase Agreement) owned by such new Subsidiary and (z) deliver to the Holder documents of the types referred to in clauses (xi) and (xii) of

Section 5.1(a) of the Securities Purchase Agreement and, if reasonably requested by the Holder, favorable opinions of counsel to such new Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clauses (x) and (y) of this subsection), all in form, content and scope reasonably satisfactory to the Holder.

(b)       Neither the Company nor any Subsidiary Guarantor will make any Investment in any Person other than a Subsidiary Guarantor.

13.12       Maintenance of Authorizations, Intellectual Property, Etc. The Company shall, and the Company shall cause its Subsidiaries to, (i) maintain in full force and effect all Regulatory Authorizations, authorizations or other rights necessary and material for the operations of its business, and comply with the terms and conditions applicable to the foregoing, excluding the maintenance of any Regulatory Authorizations that are not commercially reasonably necessary or material for the conduct of the business of the Company and its Subsidiaries; (ii) operate their business and facilities in material compliance with all applicable laws, rules and regulations, including any newly introduced or revised applicable laws, rules and regulations as they may become introduced, altered or otherwise evolve over time; (iii) diligently pursue any application for registration of any existing or future Intellectual Property owned, developed or controlled (or jointly owned, developed or controlled) by the Company and its Subsidiaries; (iv) maintain in full force and effect or pursue the prosecution of, as the case may be, and pay all costs and expenses relating to, all Intellectual Property owned, developed or controlled (or jointly owned, developed or controlled) by the Company and its Subsidiaries; (v) use commercially reasonable efforts to pursue and maintain in full force and effect legal protection for all Intellectual Property developed, used or controlled (or jointly owned, developed or controlled) by the Company or any of its Subsidiaries; and (vi) not permit the activities and business of the Company or any of its Subsidiaries to violate, infringe, misappropriate or misuse any Intellectual Property of any other Person.

13.13       Liquidity. The Company shall not permit, at any time, the Liquidity to be less than $1,000,000.

13.14       Books and Records. The Company shall, and the Company shall cause its Subsidiaries to, keep books and records in accordance with GAAP which accurately reflect all of its business affairs and transactions.

14.       Distribution of Assets. In addition to any adjustments pursuant to Section 7, if the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the “Distributions”), then the Holder will be entitled to such Distributions as if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note and assuming for such purpose that the Note was converted at the Conversion Price as of the applicable record date) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

15.       Amendments and Waivers.

15.1       Except as set forth in Section 15.2 below, the written consent of the Required Holders shall be required for any change or amendment or waiver of any provision to this Note or any of the Other Notes; provided that any such amendment or waiver that complies with the foregoing but that disproportionately, materially and adversely affects the rights and obligations of the Holder or any holder of any Other Notes relative to the comparable rights and obligations of the Holder or any holder of any Other Notes, as applicable, shall require the prior written consent of such adversely affected Holder or such adversely affected holder of Other Notes. Any change, amendment or waiver by the Company and the Required Holders in accordance with this Section 15.1 shall be binding on the Holder of this Note and all holders of the Other Notes.

15.2       Notwithstanding the provisions of Section 15.1 above, the Holder may elect to waive any provision of this Note (other than any provision of Section 13 or this Section 15) solely as to the Holder and this Note specifically in a written instrument executed by the Holder; provided that any such waiver under this Section 15.2 shall not bind or otherwise affect the terms of any Other Note or any holder thereof.

16.       Collateral. This Note and the Other Notes are secured to the extent and in the manner set forth in the Transaction Documents (including, without limitation, the Security Agreement and the other Security Documents).

17.       Transfer. This Note may be offered, sold, assigned or transferred by the Holder upon notice to, but without the consent of, the Company, subject only to the provisions of Section 4.1 of the Securities Purchase Agreement. Any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 4.1 of the Securities Purchase Agreement.

18.       Reissuances; New Notes.

18.1       Transfer. If this Note is to be transferred in accordance with the terms of this Note, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 18.4 and subject to Section 3.3(c)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 18.4) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3.3(c) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

18.2       Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 18.4) representing the outstanding Principal.

18.3       Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 18.4) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

18.4       Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 18.1 or Section 18.3, the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest and Late Charges on the Principal and Interest of this Note, from the Issuance Date.

19.       Remedies, Characterizations, other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. No failure on the part of the Holder to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Holder of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. In addition, the exercise of any right or remedy of the Holder at law or equity or under this Note or any of the documents shall not be deemed to be an election of Holder’s rights or remedies under such documents or at law or equity. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

20.       Payment of Collection, Enforcement and Other Costs. If (a) an Event of Default has occurred and this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements.

21.       Construction; Headings. This Note shall be deemed to be jointly drafted by the Company and the initial Holder and shall not be construed against any such Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Note instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Note. Terms used in this Note and not otherwise defined herein, but defined in the other Transaction Documents, shall have the meanings ascribed to such terms on the First Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

22.       Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

23.       Dispute Resolution.

23.1       Submission to Dispute Resolution.

(a)       In the case of a dispute relating to a Closing Bid Price, a Closing Sale Price, a Conversion Price, a VWAP or a fair market value or the arithmetic calculation of a Conversion Rate or the applicable Redemption Price (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party via facsimile or electronic mail (A) if by the Company, within five (5) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Holder, within five (5) Business Days after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Closing Bid Price, such Closing Sale Price, such Conversion Price, such VWAP or such fair market value, or the arithmetic calculation of such Conversion Rate or such applicable Redemption Price (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then then the Holder may, with the consent of the Company not to be unreasonably or untimely withheld, select an independent, reputable investment bank to resolve such dispute.

(b)       The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 23 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which the Holder selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the

“Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(c)       The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The reasonable fees and reasonable expenses of such investment bank shall be borne solely by the Company, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

24.       Notices; Currency; Payments.

24.1       Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 8.4 of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any grant, issuances, or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to all or substantially all of the holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

24.2       Currency. All dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Note shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Note, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

24.3       Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Purchasers, shall initially be as set forth on the Schedule of Investors attached to the Securities Purchase Agreement); provided, that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount of Principal or other amounts due under the Transaction Documents which is not paid within three (3) Business Days after such amounts were due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of fourteen percent (14.0%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

25.       Cancellation. After all Principal, accrued Interest, Late Charges and other amounts at any time owed on this Note have been satisfied in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

26.       Waiver of Notice. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

27.       Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The Company hereby irrevocably submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein (i) shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder or (ii) shall limit, or shall be deemed or construed to limit, any provision of Section 23. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

28.       Attorneys’ Fees. In the event any legal action or other proceeding is brought by one party against the other party to enforce any provision of this Note or in which the subject matter of such legal action or other proceeding arises under, or is with respect to, the provisions of this Note, the prevailing party in any such legal action or other proceeding is entitled to recover from the other party attorneys’ fees and costs associated with defending or prosecuting such legal action or other proceeding, any appeal therefrom, and any ancillary or related proceedings.

29.       Severability. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

30.       Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

31.       Usury. This Note is subject to the express condition that at no time shall the Company be obligated or required to pay interest hereunder at a rate or in an amount which could subject the Holder to either civil or criminal liability as a result of being in excess of the maximum interest rate or amount which the Company is permitted by applicable law to contract or agree to pay. If by the terms of this Note, the Company is at any time required or obligated to pay interest hereunder at a rate or in an amount in excess of such maximum rate or amount, the rate or amount of interest under this Note shall be deemed to be immediately reduced to such maximum rate or amount and the interest payable shall be computed at such maximum rate or be in such maximum amount and all prior interest payments in excess of such maximum rate or amount shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Note.

32.       Definitions. As used in this Note, the following terms shall have the following meanings:

32.1       “Acquisition” has the meaning specified in Section 13.6; provided, that an Acquisition shall not include any acquisition of assets (other than any such assets constituting (i) any capital stock, membership interests, partnership interests or other equity interests of any Person, or (ii) any warrants, convertible instruments or other securities or rights of any Person that are exercisable for, or convertible into, any of the equity interests referred to in clause (i)) completed by the Company or any Subsidiary that is a party to the Security Agreement or the Guaranty Agreement.

32.2        “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

32.3       “Applicable Margin” means 7.00%[; provided, that, in the event that the Company shall have not obtained the Requisite Stockholder Approval on or prior to the Third Closing Date, then, from and after the Third Closing Date until the date on which the Company shall obtain the Requisite Stockholder Approval, the “Applicable Margin” shall mean 14.00%][3]

32.4       “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

32.5       “Authorized Share Allocation” has the meaning specified in Section 10.1.

32.6       “Authorized Share Failure” has the meaning specified in Section 10.2.

32.7       “Bankruptcy Event of Default” has the meaning specified in Section 4.1.

32.8       “Business Day” means any day other than Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in The State of New York are authorized or required by law or other governmental action to close.

32.9       “Calendar Quarter” means each of: (i) the period beginning on and including January 1 and ending on and including the next occurring March 31; (ii) the period beginning on and including April 1 and ending on and including the next occurring June 30; (iii) the period beginning on and including July 1 and ending on and including the next occurring September 30; (iv) and the period beginning on and including October 1 and ending on and including the next occurring December 31.

32.10       [“Cap” has the meaning specified in Section 3.4(b).][4]

32.11       [“Cap Allocation” has the meaning specified in Section 3.4(b).][5]

32.12        “Change of Control” means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the shares of Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities

[3] Note – This proviso shall be included solely to the extent that the Requisite Stockholder Approval shall have not been obtained prior to the Issuance Date of the Third Closing Notes. In the event that the Requisite Stockholder Approval shall have been obtained prior to the Issuance Date of the Third Closing Notes, this proviso will be deleted.

[4] Note – This definition shall be included solely to the extent that the Requisite Stockholder Approval shall have not been obtained prior to the Issuance Date of the Third Closing Notes. In the event that the Requisite Stockholder Approval shall have been obtained prior to the Issuance Date of the Third Closing Notes, this definition will be deleted.

[5]Note – This definition shall be included solely to the extent that the Requisite Stockholder Approval shall have not been obtained prior to the Issuance Date of the Third Closing Notes. In the event that the Requisite Stockholder Approval shall have been obtained prior to the Issuance Date of the Third Closing Notes, this definition will be deleted.

and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries.

32.13       “Change of Control Date” has the meaning specified in Section 5.2.

32.14       “Change of Control Notice” has the meaning specified in Section 5.2.

32.15       “Change of Control Redemption Date” has the meaning specified in Section 11.1.

32.16       “Change of Control Redemption Notice” has the meaning specified in Section 5.2.

32.17       “Change of Control Redemption Price” has the meaning specified in Section 5.2.

32.18       “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by FactSet, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by FactSet, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by FactSet, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by FactSet, or, if no closing bid price or last trade price, respectively, is reported for such security by FactSet, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 23. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

32.19       “Collateral Agent” has the meaning specified in the Securities Purchase Agreement.

32.20       “Common Stock” means (i) shares of Common Stock, par value $0.01 per share of the Company, and (ii) any share capital into which such Common Stock shall be changed or any share capital resulting from a reclassification of such Common Stock.

32.21       “Company” has the meaning specified in the preamble to this Note.

32.22       “Conversion Amount” means the sum of (x) the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made, (y) all accrued and unpaid Interest with respect to such portion of the Principal amount, and (z) accrued and unpaid Late Charges with respect to such portion of such Principal and such Interest, if any.

32.23       “Conversion Date” has the meaning specified in Section 3.3(a).

32.24       “Conversion Failure” has the meaning specified in Section 3.3(b).

32.25       “Conversion Notice” has the meaning specified in Section 3.3(a).

32.26       “Conversion Price” means, as of any Conversion Date or other date of determination, $[6.00][6], subject to adjustment as provided herein.

32.27       “Conversion Rate” has the meaning specified in Section 3.2.

32.28       “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

32.29       “Distributions” has the meaning specified in Section 14.

32.30       “Dispute Submission Deadline” has the meaning specified in Section 23.1(b).

32.31       “Domestic Subsidiary” has the meaning specified in the Securities Purchase Agreement.

32.32       “DTC” has the meaning specified in Section 3.3(a).

32.33       “Effectiveness Date” has the meaning specified in the Securities Purchase Agreement.

32.34       “Eligible Market” means the NYSE American, New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the OTCBB.

32.35       “Event of Default” has the meaning specified in Section 4.1.

32.36       “Event of Default Notice” has the meaning specified in Section 4.2.

32.37       “Event of Default Redemption Date” has the meaning specified in Section 11.1.

32.38       “Event of Default Redemption Notice” has the meaning specified in Section 4.2.

32.39       “Event of Default Redemption Price” has the meaning specified in Section 4.2.

32.40       “Event of Default Right Expiration Date” has the meaning specified in Section 4.2.

[6] Note – In the event that, as a result of any conversion price adjustment in respect of the First Closing Notes occurring after the First Closing Date but prior to the Third Closing Date, the applicable conversion price in respect of the First Closing Notes is less than $6.00 as of the Third Closing Date, the “Conversion Price” of the Third Closing Notes shall initially be equal to such lower conversion price.

32.41       “Excess Shares” has the meaning specified in Section 3.4(a).

32.42       “Exchange Act” means the Securities Exchange Act of 1934, as amended.

32.43       “Filing Date” has the meaning specified in the Securities Purchase Agreement.

32.44       “First Closing Date” has the meaning specified in the Securities Purchase Agreement.

32.45       “First Closing Notes” shall have the meaning as set forth in the Securities Purchase Agreement.

32.46       “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through any of its subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through any of its subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Note calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the stockholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

32.47       “GAAP” means United States generally accepted accounting principles, consistently applied.

32.48       “Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

32.49       “Guaranty Agreement” shall have the meaning as set forth in the Securities Purchase Agreement.

32.50       “Holder” has the meaning specified in the preamble to this Note.

32.51       “Indebtedness” means, with respect to any Person, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes (including any Senior Secured Convertible Notes issued pursuant to the Securities Purchase Agreement prior to the Issuance Date that are referred to in the Securities Purchase Agreement as the First Closing Notes or the Second Closing Notes), bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, and (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by such Person, even though such Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness.

32.52       “Intellectual Property” means all patents, trademarks, service marks, logos and other business identifiers, trade names, trade styles, trade dress, copyrights, proprietary know-how, processes, computer software and all registrations, applications and licenses therefor.

32.53       “Interest” has the meaning specified in the preamble to this Note.

32.54       “Interest Date” has the meaning specified in Section 2.1.

32.55       “Interest Rate” means, as of any date, an annual rate per annum equal to the sum of (i) the greater of (x) the LIBOR Rate as of such date, and (y) 2.00%, plus (ii) the Applicable Margin; provided, that, on any date when an Event of Default shall have occurred and be continuing, the “Interest Rate” shall be the “Interest Rate” determined in accordance with the foregoing plus 3.00%.

32.56       “Investment” means, with respect to any Person, any loan, advance or extension of credit (other than to customers in the ordinary course of business) by such Person to, or any guarantee of any obligation of or other contingent liability with respect to the capital stock, Indebtedness or other obligations of, or any contributions to the capital of, any other Person, or any ownership, purchase or other acquisition by such Person of any interest in any capital stock, limited partnership interest, general partnership interest, or other securities of any such other Person.

32.57        “Issuance Date” has the meaning specified in the preamble to this Note.

32.58       “Late Charge” has the meaning specified in Section 24.3.

32.59       “LIBOR Rate” means, with respect to any Calendar Quarter, the three-month London Interbank Offered Rate for deposits in U.S. Dollars at approximately 11:00 a.m. (London, England time), quoted by the Holder from the appropriate page selected by the Holder, two Business Days prior to the last Business Day of the such Calendar Quarter.

32.60       “Lien” has the meaning specified in Section 13.3.

32.61       “Liquidity” means, as of any date, an amount equal to the aggregate amount of the unrestricted cash of the Company and the Subsidiary Guarantors (excluding for this purpose cash held in restricted accounts or otherwise unavailable for unrestricted use by the Company or any of the Subsidiary Guarantors for any reason) as of such date of determination held in bank accounts of financial banking institutions in the United States of America.

32.62       “Maturity Date” shall mean [●], 2025[7]; provided, however, the Maturity Date may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default shall have occurred and be continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an Event of Default or (ii) through the date that is twenty (20) Business Days after the consummation of a Fundamental Transaction in the event that a Fundamental Transaction is publicly announced or a Change of Control Notice is delivered prior to the Maturity Date; provided further that if a Holder elects to convert some or all of this Note pursuant to Section 3 hereof, and the Conversion Amount would be limited pursuant to Section 3.4 hereunder, the Maturity Date may be extended at the option of the Holder until such time as such provision shall not limit the conversion of this Note.

32.63       “Maximum Percentage” has the meaning specified in Section 3.4(a).

32.64       “Note” has the meaning specified in the preamble to this Note.

32.65       “Notice Failure” has the meaning specified in Section 3.3(b).

32.66       “Options” means any rights, warrants, grants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

32.67       “Other Notes” has the meaning specified in the preamble to this Note.

32.68       “Other Redemption Notice” has the meaning specified in Section 11.2.

32.69       “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an

[7] Note to Form: To be the fifth anniversary of the First Closing.

Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

32.70       “Permitted Indebtedness” means (i) Indebtedness evidenced by this Note, the Other Notes, and any Senior Secured Convertible Notes issued pursuant to the Securities Purchase Agreement prior to the Issuance Date that are referred to in the Securities Purchase Agreement as the First Closing Notes or Second Closing Notes, (ii) Indebtedness secured by Permitted Liens under clause (ii) or (iii) of the definition of Permitted Liens in an aggregate amount outstanding not to exceed $1,000,000, (iii) indebtedness incurred in the ordinary course of business, not to exceed $50,000 in any one transaction or $250,000 in the aggregate outstanding at any time, and (iv) any unsecured Indebtedness, so long as the aggregate amount of Indebtedness at any time outstanding under this clause (iv) shall not exceed $500,000.

32.71       “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iii) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, or (C) in respect of capitalized lease obligations, provided that the Lien is confined solely to the property leased by the Company or any of its Subsidiaries pursuant to the applicable capital lease, in the case of any of clause (A), (B) or (C), with respect to Indebtedness in an aggregate amount not to exceed $1,000,000, and (iv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods.

32.72       “Permitted Securities Transaction” has the meaning specified in Section 3.3(a).

32.73       “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof and any other legal entity.

32.74       “Principal” has the meaning specified in the preamble to this Note.

32.75       “Principal Market” means the Nasdaq Capital Market.

32.76       “Redemption Date” means, as applicable, the Event of Default Redemption Date or the Change of Control Redemption Date.

32.77       “Redemption Notice” means, as applicable, an Event of Default Redemption Notice or a Change of Control Redemption Notice.

32.78       “Redemption Price” means, as applicable, the Event of Default Redemption Price or the Change of Control Redemption Price.

32.79       “Register” has the meaning specified in Section 3.3(c).

32.80       “Registered Notes” has the meaning specified in Section 3.3(c).

32.81       “Registrable Securities” has the meaning specified in the Securities Purchase Agreement.

32.82       “Registration Statement” has the meaning specified in the Securities Purchase Agreement.

32.83       “Regulatory Authorizations” means all governmental licenses, authorizations, registrations, permits, consents and approvals required under all applicable laws and regulations in order to carry on the business of the Company and its Subsidiaries as currently conducted or proposed to be conducted, including any newly introduced or revised applicable laws and regulations as they may become introduced, altered or otherwise evolve over time.

32.84       “Reported Outstanding Share Number” has the meaning specified in Section 3.4(a).

32.85       “Required Dispute Documentation” has the meaning specified in Section 23.1(b).

32.86       “Required Holders” means the holders of Notes (including the Other Notes) representing at least a majority of the aggregate principal amount of the Notes (including the Other Notes) then outstanding

32.87       “Required Reserve Amount” has the meaning specified in Section 10.1.

32.88       [“Requisite Stockholder Approval” has the meaning specified in the Securities Purchase Agreement.][8]

32.89       [“Requisite Stockholder Approval Deadline” has the meaning specified in the Securities Purchase Agreement.][9]

32.90       “Restricted Payment” has the meaning specified in Section 13.4.

32.91       “Rule 144” has the meaning specified in the Securities Purchase Agreement.

32.92       “SEC” means the United States Securities and Exchange Commission or the successor thereto.

32.93       “Second Closing Notes” has the meaning specified in the Securities Purchase Agreement.

[8] Note – This definition shall be included solely to the extent that the Requisite Stockholder Approval shall have not been obtained prior to the Issuance Date of the Third Closing Notes. In the event that the Requisite Stockholder Approval shall have been obtained prior to the Issuance Date of the Third Closing Notes, this definition will be deleted.

[9] Note – This definition shall be included solely to the extent that the Requisite Stockholder Approval shall have not been obtained prior to the Issuance Date of the Third Closing Notes. In the event that the Requisite Stockholder Approval shall have been obtained prior to the Issuance Date of the Third Closing Notes, this definition will be deleted.

32.94       “Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of January 11, 2020, by and among the Company, the investors identified therein, and the Collateral Agent, pursuant to which the Company issued, among other securities, the Notes, as such agreement may be amend, restated or otherwise modified from time to time.

32.95       “Security Agreement” shall have the meaning as set forth in the Securities Purchase Agreement.

32.96       “Security Documents” shall have the meaning as set forth in the Securities Purchase Agreement.

32.97       “Share Delivery Deadline” has the meaning specified in Section 3.3(a).

32.98       “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

32.99       “Subsidiary” means any Person in which the Company, directly or indirectly, (i) owns more than 50% of the outstanding capital stock or any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person.

32.100       “Subsidiary Guarantor” means each Subsidiary of the Company that is, or that becomes, (i) a party to the Guaranty Agreement as a “Subsidiary Guarantor” thereunder, and (ii) a party to the Security Agreement as a “Grantor” thereunder.

32.101       “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

32.102       “Third Closing Date” shall have the meaning as set forth in the Securities Purchase Agreement.

32.103       “Third Closing Notes” shall have the meaning as set forth in the Securities Purchase Agreement.

32.104       “Trading Day” has the meaning specified in the Securities Purchase Agreement.

32.105       “Transaction Documents” means the Securities Purchase Agreement, including the schedules, annexes and exhibits attached hereto, the Notes, the Security Agreement, the other Security Documents and each of the other agreements or instruments entered into or executed by the parties hereto in connection with the transactions contemplated by the Securities Purchase Agreement.

32.106       “Transfer Agent” has the meaning specified in Section 3.1.

32.107       “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by FactSet or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at

4:00:00 p.m., New York time, as reported by FactSet, or, if no dollar volume-weighted average price is reported for such security by FactSet for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 23. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed this Senior Secured Convertible Note as of the Issuance Date set out above.

MRI Interventions, Inc.

By:

Name:

Title:

Accepted and Agreed:

[●]

By:

Name:

Title:

Signature Page to Senior Secured Convertible Note

EXHIBIT I

MRI Interventions, Inc.
CONVERSION NOTICE

Reference is made to the Senior Secured Convertible Note (the “Note”) issued to the undersigned by MRI Interventions, Inc., a Delaware corporation (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock, $0.01 par value per share (the “Common Stock”), of the Company, as of the date specified below. Capitalized terms not defined herein shall have the meaning as set forth in the Note.

Date of Conversion: _______________________________________________________

Aggregate Principal to be converted: ____________________________________

Aggregate accrued and unpaid Interest

and accrued and unpaid Late Charges

with respect to such portion of the

Principal and such Interest to

be converted:                         ___________________________________

AGGREGATE CONVERSION AMOUNT

TO BE CONVERTED:                    ____________________________________

Please confirm the following information:

Conversion Price: _________________________________________________________

Number of shares of Common Stock to be issued (the “Shares”): ____________________

☐	Check here if the Holder does not intend to resell the Shares to be issued either (x) prior to, (y) contemporaneously with or (z) no later than thirty days after, as applicable, the date of this Conversion Notice

Notwithstanding anything to the contrary contained herein, unless the Holder shall have checked the box above, the Holder agrees to notify the Company in the event that the Holder has not resold the Shares to be issued on or prior to thirty days after the date of this Conversion Notice.

Notwithstanding anything to the contrary contained herein, this Conversion Notice shall constitute a representation by the Holder of the Note submitting this Conversion Notice that after giving effect to the Conversion provided for in this Conversion Notice, such Holder (together with its Attribution Parties) will not have beneficial ownership (together with the beneficial ownership of such Person’s Attribution Parties) of a number of shares Common Stock which exceeds the Maximum Percentage (as defined in the Note) of the total outstanding shares of Common Stock of the Company as determined pursuant to the provisions of Section 3.4(a) of the Note.

Exhibit I

Please issue the Common Stock into which the Note is being converted to Holder, or for its benefit, as follows:

☐	Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

☐	Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:
DTC Number:
Account Number:

Date: _______________

____________________________

Name of Registered Holder

By: _________________________

Name:

Title:

Tax ID: ______________________

Facsimile: ____________________

Email Address: ________________

Exhibit I

EXHIBIT II

TRANSFER AGENT INSTRUCTIONS

MRI Interventions, Inc.

_________ ___, 20__

[Transfer Agent]

[Address]

[Address]

[Address]

Re:       Order to Issue Common Stock of MRI Interventions, Inc.

Ladies and Gentlemen:

Reference is made to (A) the Securities Purchase Agreement, dated as of January 11, 2020, as amended, by and among MRI Interventions, Inc., a Delaware corporation (the “Company”), the investors who are parties thereto, and the Collateral Agent, pursuant to which the Company is issuing to the purchasers (collectively, the “Holders”) senior secured convertible notes (the “Notes”), which are convertible into shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”); (B) the related Transfer Agent Instructions, dated as of [●] (the “Instruction”); (C) the conversion notice attached hereto (the “Conversion Notice”); and (D) the attached copy of a written instruction from the general counsel of the Company (or its outside legal counsel) that (1) a registration statement covering the resale of the shares of the Common Stock, subject to this letter, has been declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “1933 Act”), (2) the Holders may transfer such shares of the Common Stock under Rule 144 promulgated under the 1933 Act (“Rule 144”), or (3) the Holders may transfer such shares of the Common Stock under Rule 144, without having to comply with the information requirements under Rule 144(c)(1).

This instruction letter shall serve as our authorization and direction to you to issue:

•	to the recipient identified under “Issue to” in the applicable Conversion Notice,
•	in book-entry form,
•	such number of shares of the Common Stock as set forth under “Number of shares of the Common Stock to be issued” in the Conversion Notice,
•	out of the Transfer Agent Reserve (as defined in the Instruction), and
•	by crediting the designated recipient’s balance account with the Depository Trust Company, identified in the Conversion Notice under “DTC Participant,” “DTC Number,” and “Account Number,” through its Deposit Withdrawal at Custodian system.

[Signature Page Follows]

Exhibit II

Should you have any questions concerning this matter, please contact me at [●].

Very Truly Yours,

MRI INTERVENTIONS, INC.

By: _____________________

Name:

Title:

Exhibit II